Exhibit 99.1

BOSTON – March 14, 2022—First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or, the “Company”) today announced that in keeping with its strategic initiatives, the Company and its joint venture partner refinanced the capital structure at First Eagle Logan JV, LLC (“Logan JV”) into a middle market CLO arranged by Deutche Bank Securities Inc., and the Company amended its credit facility provided by ING Capital LLC. The pricing of the CLO and the amendment of the Company’s Senior Secured Revolving Credit Agreement occurred on March 10, 2022, and March 11, 2022, respectively.

“FCRD has been focused on reducing expenses to help drive NII and improve value to shareholders, and this is another step in that direction,” said Chris Flynn, President of First Eagle Alternative Credit, LLC (the “Adviser”). “These actions not only help reduce our costs, which should help drive NII growth over time, but also afford the BDC the opportunity to further improve portfolio diversification through reinvestment of capital.”

Further detail on each transaction is provided below. Additionally, an investor presentation can be found on the events and presentations section of the FCRD website at https://investor.feacbdc.com/events-presentations.

$303.1 Middle Market CLO LJV I MM CLO LLC

On March 10, 2022, Logan JV, a joint venture with the Company and Perspecta Trident LLC, an affiliate of Jordan Park, priced a $303.1 million debt securitization in the form of a collateralized loan obligation transaction, to be known as LJV I MM CLO LLC (the “CLO”) that it is expected to refinance substantially all of its middle market loan portfolio. The debt that will be issued in the CLO (the “Notes”) is structured in the following manner:

Class	Par Amount ($ in millions)	Expected Rating (Moody’s)	Par Sub (%)	Coupon
A-1	111.000	Aaa	42.0	SOFR+1.85%
A-2	63.000	Aaa	42.0	3.59%
B	24.500	Aa2	33.8	SOFR+2.20%
C-1	10.500	A2	27.0	SOFR+3.10%
C-2	10.000	A2	27.0	4.75%
D	23.500	Baa3	19.2	SOFR+4.32%
E	21.500	Ba3	12.0	SOFR+7.98%
Subordinated	39.135	NR		N/A

Logan JV will purchase $39,135,000 of the Subordinated Notes and $21,500,000 of the Class E Notes to be issued by the CLO. The Company’s Adviser will serve as collateral manager to the CLO and Deutsche Bank Securities Inc. will serve as the arranger. The CLO is expected to close on April 19, 2022. The reinvestment period is expected to end in April 2025 and scheduled to mature in April 2034.

ING Amendment to Company’s Credit Facility

Additionally, on March 11, 2022, the Company entered into an amendment to its existing Third Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 16, 2020, to reduce the interest rate to Adjusted Term SOFR plus 250 basis points, increase the size of the lenders’ commitments under the facility from $150 million to $175 million, with the option to increase the facility to up to $275 million, and extend the revolver maturity date from October 16, 2023 to March 11, 2026 and the facility maturity date from October 16, 2024 to March 11, 2027. The upsize in the facility will allow the Company to increase its portfolio of investments to further enhance net investment income.

Voluntary Management Fee Waiver for Second Quarter 2022

In connection with the closing of the CLO, it is anticipated that there will be certain one-time costs associated with the refinancing that will reduce the distribution from Logan JV to the Company. Therefore, to partially offset the impact from these one-time charges at the Logan JV, the Adviser voluntarily has agreed to waive the management fee for the second quarter related to the Company up to such amount as is required to maintain at least a 10 cents per share net investment income for such quarter. Such waived amounts will not be subject to recoupment by the Adviser.

The Notes offered as part of the CLO have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. Accordingly, the Notes may not be offered or sold within the United States to, or for the account or benefit of, “U.S. Persons” (as defined in Regulation S under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Leigh Crosby

(617) 790-6060

Leigh.Crosby@firsteagle.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Charlyn Lusk

(646) 502-3549

clusk@stantonprm.com